UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEW YORK REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-1065431
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

New York REIT, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11, as amended (File No. 333-163069) (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Item 2. Exhibits

Because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 11th day of April, 2014.

NEW YORK REIT, INC.

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Chief Executive Officer and Chairman of the Board of Directors